UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202-4200

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

DUKE ENERGY INDIANA, INC.

 (Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana 46168

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.06.  Material Impairments.

On April 30, 2012, Duke Energy Indiana, Inc. (the “Company”) entered into a settlement agreement with the Indiana Office of the Utility Consumer Counselor, the Duke Energy Indiana Industrial Group and Nucor Steel-Indiana on the cost increase for construction of the Edwardsport clean coal gasification plant.

Pursuant to the agreement, there would be a cap on costs to be reflected in customer rates of $2.595 billion, including estimated financing costs through June 30, 2012.  If a commission order comes after June 30, 2012, the Company will be able to recover additional financing costs until customer rates are revised.  The Company also agrees not to request a retail electric base rate increase prior to March 2013, with rates in effect no earlier than April 1, 2014.  The agreement is subject to approval by the Indiana Utility Regulatory Commission.

As a result of the agreement, Duke Energy Corporation (“Duke Energy”) and the Company will recognize an approximate $420 million pre-tax charge to earnings in the first quarter of 2012 which will be treated as a special item and excluded from  Duke Energy’s adjusted diluted earnings per share.

An overview providing additional detail on the settlement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

99.1                           Summary of Edwardsport Project Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 30, 2012	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY INDIANA, INC.

Date: April 30, 2012	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Summary of Edwardsport Project Settlement Agreement